                                                                 EXHIBIT 99.d(2)

              23 (d) (2) (ii) SUB-ADVISORY AGREEMENTS ON BEHALF OF
                    TA IDEX TEMPLETON GREAT COMPANIES GLOBAL
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                         SUB-ADVISORY AGREEMENT BETWEEN
                   AEGON/TRANSAMERICA FUND ADVISERS, INC. AND
                        TEMPLETON INVESTMENT COUNSEL, LLC

      SUB-ADVISORY AGREEMENT, made as of the 29th day of May 2004 between AEGON/Transamerica Fund Advisers, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and Templeton Investment Counsel, LLC ("Sub-Adviser"), a Delaware limited liability company.

      WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 25th of June 1998, as amended ("Advisory Agreement") with Transamerica IDEX Mutual Funds ("Transamerica IDEX"), a Massachusetts business trust which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and

      WHEREAS, Transamerica IDEX is authorized to issue shares of TA IDEX Templeton Great Companies Global (the "Trust"), a separate series of Transamerica IDEX;

      WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

      WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services (in connection with non-U.S. securities) to the Investment Adviser with respect to the Trust and the Sub-Adviser is willing to furnish such services.

      NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

      1.    APPOINTMENT.

      Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Trust for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2.    DUTIES OF THE SUB-ADVISER.

            A. Investment Sub-Advisory Services. Subject to the supervision of the Transamerica IDEX Board of Trustees ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the non U.S. investments of the Trust in accordance with the Trust's investment objective, policies, and restrictions as provided in the Transamerica IDEX Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or Transamerica IDEX by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets of the Trust in a manner consistent with the Trust's investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Trust, is authorized, in its discretion and without prior consultation with the Trust or the Investment Adviser, to:

            (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

            (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

            B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

            (1) furnish continuous investment information, advice and recommendations to Transamerica IDEX as to the acquisition, holding or disposition of any or all of the securities or other assets which the Trust may own or contemplate acquiring from time to time;

            (2) cause its officers to attend meetings, either in person or via teleconference, of Transamerica IDEX and furnish oral or written reports, as Transamerica IDEX may reasonably require, in order to keep Transamerica IDEX and its officers and Board fully informed as to the condition of the investment securities of the Trust, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

            (3) furnish such statistical and analytical information and reports as may reasonably be required by Transamerica IDEX from time to time.

            C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Transamerica IDEX Declaration of Trust and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

            D. Custody. Sub-Adviser shall have no responsibility with respect to maintaining custody of the Trust's assets. Sub-Adviser shall affirm security transactions with central depositories and advise the custodian of the Trust ("Custodian") or such depositories or agents as may be designated by Custodian and Investment Adviser promptly of each purchase and sale of a Trust security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. Sub-Adviser shall from time to time provide Custodian and Investment Adviser with evidence of authority of its personnel who are authorized to give instructions to Custodian. The Trust shall instruct the Custodian to provide the Sub-Adviser with such information as the Sub-Adviser may reasonably request relating to daily cash levels held by the Trust.

            E. Proxy Voting. Unless Investment Adviser advises Sub-Adviser in writing that the right to vote proxies has been expressly reserved to Investment Adviser or the Trust or otherwise delegated to another party, Sub-Adviser shall exercise voting rights incident to such securities under Sub-Adviser's supervision held in the Trust without consultation with Investment Adviser or Trust, provided that Sub-Adviser will follow any written instructions received from Investment Adviser or Trust with respect to voting as to particular issues. Sub-Adviser shall further respond to all corporate action matters incident to such securities held in the Trust including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations. Should Sub-Adviser undertake litigation against an issuer on behalf of accounts which it manages that are shareholders of such issuer, Trust agrees, that in the event the Trust is also a shareholder of such issuer, to pay its proportionate share of any applicable legal fees associated with the action or to forfeit any claim to any assets Sub-Adviser may recover and, in such case, agrees to hold Sub-Adviser harmless for excluding the Trust from such action. In the case of class action suits involving issuers held by the Trust, Sub-Adviser may include information about the Trust for purposes of participating in any settlements.

      3.    COMPENSATION.

      For the services provided by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly an investment management fee as specified in Schedule A of this Agreement. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

      4.    EXPENSES.

      During the term of this Agreement, Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically borne by the Trust or assumed by the Investment Adviser pursuant to the Advisory Agreement. The Trust and the Investment Adviser shall bear their own expenses, including but not limited to those expenses allocated to the Trust or the Investment Adviser in the Advisory Agreement, all proxy voting expenses and brokers' and underwriting commissions chargeable to the Trust in connection with the securities transactions to which the Trust is a party.

      5.    DUTIES OF THE INVESTMENT ADVISER.

            A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Trust pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement. Notwithstanding the Advisory Agreement, the Sub-Adviser has the authority to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets on behalf of the Trust.

            B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

            (1) The Transamerica IDEX Declaration of Trust, as filed with the Commonwealth of Massachusetts, as in effect on the date hereof and as amended from time to time ("Trust");

            (2) The By-Laws of Transamerica IDEX as in effect on the date hereof and as amended from time to time ("By-Laws");

            (3) Certified resolutions of the Board of Transamerica IDEX authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

            (4) The Transamerica IDEX Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Trust and its shares and all amendments thereto ("Registration Statement");

            (5) The Transamerica IDEX Prospectus (as defined above); and

            (6) A certified copy of any publicly available financial statement or report prepared for Transamerica IDEX by certified or independent public accountants, and copies of any financial statements or reports made by the Trust to its shareholders or to any governmental body or securities exchange.

      The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

      Notwithstanding the above, the Sub-Adviser shall not be responsible for performing in accordance with any of the above-mentioned documents and notices unless Sub-Adviser has received such document or notice.

            C. The Sub-Adviser hereby gives the Trust, for the term of this Agreement, a royalty free, nonexclusive, nontransferable right to use the name "Templeton" (hereinafter referred to as the "Mark") in the United States as part of the name of the Trust, provided such name is approved by Sub-Adviser in writing. Such right does not include the right to allow third parties to use the Mark except as specifically provided in this Agreement. Neither the Trust nor the Investment Adviser shall retain any right to use of the Mark after the termination of this Agreement. Upon termination of this Agreement, the Trust will immediately terminate all use of the Mark and destroy any remaining unused sales documentation, promotional, marketing, advertising or other written printed or electronic material or performance information that contains the Mark. The Trust agrees to use its best efforts to ensure that the nature and quality of the services rendered in connection with the Mark shall conform to the terms of this Agreement and any amendments thereto.

            D. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales documentation, promotional, marketing, advertising and other written, printed or electronic material or performance information or data prepared for distribution to shareholders of the Trust or the public, which include the Mark or refer to the Trust, the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof. Investment Adviser shall not use any such materials which include the Mark without the Sub-Adviser's prior written approval; and Investment Adviser shall not use any such materials which do not include the Mark if the Sub-Adviser reasonably objects in writing within fifteen (15) business days (or such other time as may be mutually agreed upon) after Sub-Adviser's receipt thereof.

      6.    BROKERAGE.

            A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of Trust securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Trust, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will Trust securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

            B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Trust, as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients.

            C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of Trust securities by the Trust shall be placed in accordance with the standards set forth in the Advisory Agreement.

      7.    OWNERSHIP OF RECORDS.

      Sub-Adviser shall maintain all books and records required to be maintained by Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Trust. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees (i) to preserve for the periods prescribed by Rule 31a-3 under the 1940 Act any records that it maintains for the Trust that are required to be maintained by Rule 31a-1 under the 1940 Act, and (ii) to provide the Trust with access to or copies of any records that it maintains for the Trust upon reasonable request by the Trust.

      8.    REPORTS.

      The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

      9.    SERVICES TO OTHER CLIENTS.

      Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of Transamerica IDEX, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. Nothing in this Agreement shall impose upon Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Trust, any securities which the Sub-Adviser, or its officers, directors, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client. Sub-Adviser may give advice and take action with respect to any of its other accounts or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Trust.

      10.   SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

      The Sub-Adviser may (at its cost except as contemplated by Section 6 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Trust.

      11. LIABILITY OF SUB-ADVISER. Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Investment Adviser, the Trust or any shareholder of the Trust for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

      12.   REPRESENTATIONS OF SUB-ADVISER.

      The Sub-Adviser represents, warrants, and agrees as follows:

            A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

            B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and Transamerica IDEX with a copy of such code of ethics, together with evidence of its adoption.

            C. The Sub-Adviser has provided the Investment Adviser and Transamerica IDEX with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any material amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

      13.   TERM OF AGREEMENT.

      This Agreement shall become effective as of the date of its execution and continue in effect for two years from its effective date, and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the vote of the Fund's outstanding voting securities (as defined in the 1940 Act) or by the Transamerica IDEX Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Transamerica IDEX Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party. This Agreement may be terminated at any time, without payment of any penalty, by (i) Transamerica IDEX, or by a vote of the majority of the entire Transamerica IDEX Board of Trustees, or per the terms of an exemptive order - Release No. 23379 - under Section 6(c) of the Act from Section 15(a) and Rule 18f-2 under the Act, on at least 60 days' written notice to the Sub-adviser or
(ii) by the Sub-Adviser on 60 days' written notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

      14.   NOTICES.

      Any notice shall be sufficiently given when sent by certified U.S. mail, national expenses deliver service, or facsimile to the parties at the address below:

      If to Transamerica IDEX:

            Transamerica IDEX Mutual Funds
            570 Carillon Parkway
            St. Petersburg, FL  33716
            Attn: John K. Carter
            Telephone: (727) 299-1824
            Fax: (727) 299-1641

      If to the Investment Adviser:

            AEGON/Transamerica Fund Advisers, Inc.
            570 Carillon Parkway
            St. Petersburg, FL  33716
            Attn: John K. Carter
            Telephone: (727) 299-1824
            Fax: (727) 299-1641

      If to the Sub-Adviser:

            Templeton Investment Counsel, LLC
            One Franklin Parkway
            San Mateo, CA  94403-1906
            Attn:  General Counsel
            Telephone: (650) 525-7331
            Fax: (650) 312-2221

      15.   TERMINATION OF AGREEMENT.

      Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Trust, or per the terms of the exemptive order - Release No. 23379 - under Section 6(c) of the 1940 Act from Section 15(a) and Rule 18f-2 under the 1940 Act, on at least 60 days' prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Sub-Adviser, without the payment of any penalty; or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this

Agreement. In addition, the Sub-Adviser may terminate this Agreement at any time, or preclude its renewal, without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

      16.   AMENDMENT OF AGREEMENT.

      No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Trust's outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

      17.   MISCELLANEOUS.

            A. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

            B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto (except for the letter agreement relating to the re-balancing of the Trust's assets and cash flows) and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

            D. Interpretation. Nothing herein contained shall be deemed to require Transamerica IDEX to take any action contrary to its Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of Transamerica IDEX.

            E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" (unless otherwise defined herein) shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ATTEST:                           AEGON/TRANSAMERICA FUND ADVISERS, INC.

By:   __________________________    By:   __________________________

Name: __________________________    Name: __________________________

Title:__________________________    Title:__________________________

ATTEST:                           TEMPLETON INVESTMENT COUNSEL, LLC

By:   __________________________    By:   __________________________

Name: __________________________    Name: __________________________

Title:__________________________    Title:__________________________

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

            FUND                           SUB-ADVISER COMPENSATION
            ----                           ------------------------
TA IDEX TEMPLETON GREAT COMPANIES   0.40% of the average daily net assets of the fund
            GLOBAL                  managed by the Sub-Adviser up to $500 million; 0.375%
                                    of the average daily net assets of the fund managed
                                    by the Sub-Adviser over $500 million up to $1.5
                                    billion; and 0.35% of the average daily net assets of
                                    the fund managed by the Sub-Adviser over $1.5 billion

                         SUB-ADVISORY AGREEMENT BETWEEN
       AEGON/TRANSAMERICA FUND ADVISERS, INC. AND GREAT COMPANIES, L.L.C.

      SUB-ADVISORY AGREEMENT, made as of the 28th day of May 2004 between AEGON/Transamerica Fund Advisers, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and Great Companies, L.L.C. ("Sub-Adviser"), an Iowa limited liability company.

      WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 25th of June 1998, as amended ("Advisory Agreement") with Transamerica IDEX Mutual Funds ("Transamerica IDEX"), a Massachusetts business trust which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and

      WHEREAS, Transamerica IDEX is authorized to issue shares of TA IDEX Templeton Great Companies Global (the "Trust"), a separate series of Transamerica IDEX;

      WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

      WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services (in connection with non-U.S. securities) to the Investment Adviser with respect to the Trust and the Sub-Adviser is willing to furnish such services.

      NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

      1.    APPOINTMENT.

      Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Trust for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2.    DUTIES OF THE SUB-ADVISER.

            A. Investment Sub-Advisory Services. Subject to the supervision of the Transamerica IDEX Board of Trustees ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the U.S. investments of the Trust in accordance with the Trust's investment objective, policies, and restrictions as provided in the Transamerica IDEX Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or Transamerica IDEX by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets of the Trust in a manner consistent with the Trust's investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Trust, is authorized, in its discretion and without prior consultation with the Trust or the Investment Adviser, to:

            (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

            (3) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

            B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

            (1) furnish continuous investment information, advice and recommendations to Transamerica IDEX as to the acquisition, holding or disposition of any or all of the securities or other assets which the Trust may own or contemplate acquiring from time to time;

            (2) cause its officers to attend meetings, either in person or via teleconference, of Transamerica IDEX and furnish oral or written reports, as Transamerica IDEX may reasonably require, in order to keep Transamerica IDEX and its officers and Board fully informed as to the condition of the investment securities of the Trust, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

            (3) furnish such statistical and analytical information and reports as may reasonably be required by Transamerica IDEX from time to time.

            C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Transamerica IDEX Declaration of Trust and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

            D. Custody. Sub-Adviser shall have no responsibility with respect to maintaining custody of the Trust's assets. Sub-Adviser shall affirm security transactions with central depositories and advise the custodian of the Trust ("Custodian") or such depositories or agents as may be designated by Custodian and Investment Adviser promptly of each purchase and sale of a Trust security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. Sub-Adviser shall from time to time provide Custodian and Investment Adviser with evidence of authority of its personnel who are authorized to give instructions to Custodian. The Trust shall instruct the Custodian to provide the Sub-Adviser with such information as the Sub-Adviser may reasonably request relating to daily cash levels held by the Trust.

            E. Proxy Voting. Unless Investment Adviser advises Sub-Adviser in writing that the right to vote proxies has been expressly reserved to Investment Adviser or the Trust or otherwise delegated to another party, Sub-Adviser shall exercise voting rights incident to such securities under Sub-Adviser's supervision held in the Trust without consultation with Investment Adviser or Trust, provided that Sub-Adviser will follow any written instructions received from Investment Adviser or Trust with respect to voting as to particular issues. Sub-Adviser shall further respond to all corporate action matters incident to such securities held in the Trust including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations. Should Sub-Adviser undertake litigation against an issuer on behalf of accounts which it manages that are shareholders of such issuer, Trust agrees, that in the event the Trust is also a shareholder of such issuer, to pay its proportionate share of any applicable legal fees associated with the action or to forfeit any claim to any assets Sub-Adviser may recover and, in such case, agrees to hold Sub-Adviser harmless for excluding the Trust from such action. In the case of class action suits involving issuers held by the Trust, Sub-Adviser may include information about the Trust for purposes of participating in any settlements.

      3.    COMPENSATION.

      For the services provided by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly an investment management fee as specified in Schedule A of this Agreement. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

      4.    EXPENSES.

            During the term of this Agreement, Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically borne by the Trust or assumed by the Investment Adviser pursuant to the Advisory Agreement. The Trust and the Investment Adviser shall bear their own expenses, including but not limited to those expenses allocated to the Trust or the Investment Adviser in the Advisory Agreement, all proxy voting expenses and brokers' and underwriting commissions chargeable to the Trust in connection with the securities transactions to which the Trust is a party.

      5.    DUTIES OF THE INVESTMENT ADVISER.

            A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Trust pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement. Notwithstanding the Advisory Agreement, the Sub-Adviser has the authority to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets on behalf of the Trust.

            B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

            (1) The Transamerica IDEX Declaration of Trust, as filed with the Commonwealth of Massachusetts, as in effect on the date hereof and as amended from time to time ("Trust");

            (2) The By-Laws of Transamerica IDEX as in effect on the date hereof and as amended from time to time ("By-Laws");

            (3) Certified resolutions of the Board of Transamerica IDEX authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

            (4) The Transamerica IDEX Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Trust and its shares and all amendments thereto ("Registration Statement");

            (5) The Transamerica IDEX Prospectus (as defined above); and

            (6) A certified copy of any publicly available financial statement or report prepared for Transamerica IDEX by certified or independent public accountants, and copies of any financial statements or reports made by the Trust to its shareholders or to any governmental body or securities exchange.

      The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

      Notwithstanding the above, the Sub-Adviser shall not be responsible for performing in accordance with any of the above-mentioned documents and notices unless Sub-Adviser has received such document or notice.

            C. The Sub-Adviser hereby gives the Trust, for the term of this Agreement, a royalty free, nonexclusive, nontransferable right to use the name "Templeton" (hereinafter referred to as the "Mark") in the United States as part of the name of the Trust, provided such name is approved by Sub-Adviser in writing. Such right does not include the right to allow third parties to use the Mark except as specifically provided in this Agreement. Neither the Trust nor the Investment Adviser shall retain any right to use of the Mark after the termination of this Agreement. Upon termination of this Agreement, the Trust will immediately terminate all use of the Mark and destroy any remaining unused sales documentation, promotional, marketing, advertising or other written printed or electronic material or performance information that contains the Mark. The Trust agrees to use its best efforts to ensure that the nature and quality of the services rendered in connection with the Mark shall conform to the terms of this Agreement and any amendments thereto.

            D. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales documentation, promotional, marketing, advertising and other written, printed or electronic material or performance information or data prepared for distribution to shareholders of the Trust or the public, which include the Mark or refer to the Trust, the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof. Investment Adviser shall not use any such materials which include the Mark without the Sub-Adviser's prior written approval; and Investment Adviser shall not use any such materials which do not include the Mark if the Sub-Adviser reasonably objects in writing within fifteen (15) business days (or such other time as may be mutually agreed upon) after Sub-Adviser's receipt thereof.

      6.    BROKERAGE.

            A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of Trust securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Trust, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will Trust securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

            B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Trust, as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients.

            C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of Trust securities by the Trust shall be placed in accordance with the standards set forth in the Advisory Agreement.

      7.    OWNERSHIP OF RECORDS.

      Sub-Adviser shall maintain all books and records required to be maintained by Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Trust. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees (i) to preserve for the periods prescribed by Rule 31a-3 under the 1940 Act any records that it maintains for the Trust that are required to be maintained by Rule 31a-1 under the 1940 Act, and (ii) to provide the Trust with access to or copies of any records that it maintains for the Trust upon reasonable request by the Trust.

      8.    REPORTS.

      The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

      9.    SERVICES TO OTHER CLIENTS.

      Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of Transamerica IDEX, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. Nothing in this Agreement shall impose upon Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Trust, any securities which the Sub-Adviser, or its officers, directors, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client. Sub-Adviser may give advice and take action with respect to any of its other accounts or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Trust.

      10.   SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

      The Sub-Adviser may (at its cost except as contemplated by Section 6 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Trust.

      11. LIABILITY OF SUB-ADVISER. Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Investment Adviser, the Trust or any shareholder of the Trust for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

      12.   REPRESENTATIONS OF SUB-ADVISER.

      The Sub-Adviser represents, warrants, and agrees as follows:

            A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

            B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and Transamerica IDEX with a copy of such code of ethics, together with evidence of its adoption.

            C. The Sub-Adviser has provided the Investment Adviser and Transamerica IDEX with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any material amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

      13.   TERM OF AGREEMENT.

      This Agreement shall become effective as of the date of its execution and continue in effect for two years from its effective date, and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the vote of the Fund's outstanding voting securities (as defined in the 1940 Act) or by the Transamerica IDEX Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Transamerica IDEX Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party. This Agreement may be terminated at any time, without payment of any penalty, by (i) Transamerica IDEX, or by a vote of the majority of the entire Transamerica IDEX Board of Trustees, or per the terms of an exemptive order - Release No. 23379 - under Section 6(c) of the Act from Section 15(a) and Rule 18f-2 under the Act, on at least 60 days' written notice to the Sub-adviser or
(ii) by the Sub-Adviser on 60 days' written notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

      14.   NOTICES.

      Any notice shall be sufficiently given when sent by certified U.S. mail, national expenses deliver service, or facsimile to the parties at the address below:

      If to Transamerica IDEX:

            Transamerica IDEX Mutual Funds
            570 Carillon Parkway
            St. Petersburg, FL  33716
            Attn: John K. Carter
            Telephone: (727) 299-1824
            Fax: (727) 299-1641

      If to the Investment Adviser:

            AEGON/Transamerica Fund Advisers, Inc.
            570 Carillon Parkway
            St. Petersburg, FL  33716
            Attn: John K. Carter
            Telephone: (727) 299-1824
            Fax: (727) 299-1641

      If to the Sub-Adviser:

            Great Companies, L.L.C.
            635 Court Street, Suite 100
            Clearwater, Florida 33756
            Telephone:727-953-1700 or 800-538-5111
            Fax 727-953-1714 or 800-572-0150

      15.   TERMINATION OF AGREEMENT.

      Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Trust, or per the terms of the exemptive order - Release No. 23379 - under Section 6(c) of the 1940 Act from Section 15(a) and Rule 18f-2 under the 1940 Act, on at least 60 days' prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Sub-Adviser, without the payment of any penalty; or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. In addition, the Sub-Adviser may terminate this Agreement at any time, or preclude its renewal, without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

      16.   AMENDMENT OF AGREEMENT.

      No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Trust's outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

      17.   MISCELLANEOUS.

            A. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

            B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto (except for the letter agreement relating to the re-balancing of the Trust's assets and cash flows) and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

            D. Interpretation. Nothing herein contained shall be deemed to require Transamerica IDEX to take any action contrary to its Trustor By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of Transamerica IDEX.

            E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" (unless otherwise defined herein) shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ATTEST:                           AEGON/TRANSAMERICA FUND ADVISERS, INC.

By:   __________________________    By:   __________________________

Name: __________________________    Name: __________________________

Title:__________________________    Title:__________________________

ATTEST:                           GREAT COMPANIES, L.L.C.

By:   __________________________    By:   __________________________

Name: __________________________    Name: __________________________

Title:__________________________    Title:__________________________

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

           PORTFOLIO                              SUB-ADVISER COMPENSATION*
           ---------                              -------------------------
TEMPLETON GREAT COMPANIES GLOBAL   0.35% of the first $500 million of the fund's average
                                   daily netassets and 0.30% of assets over $500 million

* Templeton receives 0.40% of the first $500 million of the portion of assets that it manages up to $500 million; 0.375% of the average daily net assets of the fund for the portion it manages over $500 million up to $1.5 billion; and 0.35% of the average daily net assets of the fund for the portion it manages over $1.5 billion. Great Companies receives the sub-advisory fees listed in this schedule, less the fees paid to Templeton.